Exhibit 10.6

SAKS INCORPORATED

Supplement to Performance Award Agreement

Name of Award Holder: «Name»

Effective Date of Award: «Issue_Date»

Type of Performance Award: (check all that apply)        Performance Units ☐                            Performance Shares ☐                                                                                                                                    Performance Cash ☐

Amount of Award:

If Performance Units, number of Performance Units: «Number_of_Units»

If Performance Shares, number of Performance Shares: «Number_of_Shares»

If Performance Cash, amount of Performance Cash: «$ Amount of Cash»

Dear Award Holder:

This letter constitutes an “Award Supplement” referred to in that certain Performance Award Agreement dated [date of Agreement] (the “Performance Award Agreement”) between Saks Incorporated (the “Company”) and you. You are hereby notified that the Company has awarded to you the Performance Award, indicated above (the “Performance Awards”). The Performance Award is awarded to you pursuant to and subject to the terms and conditions of (1) the Saks Incorporated 2009 Long-Term Incentive Plan (the “Plan”), (2) the Performance Award Agreement, and (3) this Award Supplement.

The Performance Award will be earned based on the Company’s performance against [each of] the goals indicated below during fiscal year [            ] (the “Performance Period”) and in accordance with the terms of the Plan, unless the Performance Award vests earlier in accordance with paragraph 3 of the Agreement.

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If you earn any Performance Award, it will vest in accordance with the Plan if you have been continuously employed by the Company or one of its subsidiaries from the effective date of the award specified above through [            ]. You will forfeit all earned portion of the Performance Award if it does not vest accordance with the preceding sentence.

Saks Incorporated

By:	/S/ CHRISTINE A. MORENA
Christine A. Morena Executive Vice President Corporate Human Resources